UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

On November 10, 2016, MISONIX, INC. (the “Company”) filed a Form 12b-25 (the “Form”) with the Securities and Exchange Commission indicating that the Company will not be in a position to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 within the 5-day extension period provided in Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Form stated that the Company previously reported that, as a result of an investigation being overseen by its Audit Committee related to deficiencies in the Company’s internal control over financial reporting at June 30, 2016, the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 would be delayed. This investigation, which includes an investigation of previously disclosed potential questions under the Foreign Corrupt Practices Act, is ongoing and, as a result, the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 also will be delayed pending completion of the investigation. The Company is working diligently to resolve these matters and intends to file its Quarterly Report on Form 10-Q and its Annual Report on Form 10-K as promptly as reasonably practicable. Management currently believes that the Company will be in a position to file the aforementioned reports not later than January 31, 2017.

Preliminary results for the first fiscal quarter ended September 30, 2016 are net sales of $6.2 million and a net loss of approximately $0.5 million to $0.7 million, compared with net sales of $5.3 million and net loss of $0.2 million for the first fiscal quarter ended September 30, 2015. The results for the first fiscal quarter ended September 30, 2016 include a charge of approximately $0.5 million for professional fees relating to the Company’s investigation into matters relating to the deficiencies in internal control over financial reporting. On a per share basis, such preliminary results represent a net loss per share - basic and diluted for the first fiscal quarter ended September 30, 2016 ranging from $(0.06) to $(0.09), compared to a net loss per share - basic and diluted of $(0.03) for the first fiscal quarter ended September 30, 2015.

The Company issued a press release on November 10, 2016 announcing the filing of the Form and the preliminary results for the fiscal quarter ended September 30, 2016. The press release is attached hereto as Exhibit 99.1. The information in this Item and the aforementioned press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 10, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: November 10, 2016	By:	/s/ Joseph Dwyer
Joseph Dwyer
Interim Chief Financial Officer

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